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                                                                     EXHIBIT 5.1



                         JACKSON TUFTS COLE & BLACK, LLP
                        60 So. Market Street, 10th Floor
                               San Jose, CA 95113
                                 (408) 998-1952



                                 August 5, 1998



software.net Corporation
1195 West Fremont Avenue
Sunnyvale, California 94087

            RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on August 5, 1998, in connection with the registration under the Securities Act of 1933, as amended, of a total of (i) 3,000,000 shares of your Common Stock (as such number may be adjusted as provided in the 1995 Stock Option Plan) (the "1995 Shares") reserved for issuance under the 1995 Stock Option Plan, (ii) 2,000,000 shares of your Common Stock (as such number may be adjusted as provided in the 1998 Stock Option Plan) (the "1998 Shares", and, collectively, with the 1995 Shares, the "Shares") reserved for issuance under the 1998 Stock Option Plan, and (iii) 1,000,000 shares of your Common Stock (the "Pettitt Shares") reserved for issuance under that certain Stock Option Agreement dated as of March 31, 1995, by and between the Company and John P. Pettitt (the Pettitt Shares, the 1995 Shares and the 1998 shares are collectively referred to herein as the "Shares").

          It is our opinion that the Shares, when issued and sold in accordance with above-referenced stock option plans, will be legally and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                        Very truly yours,



                                        /s/JACKSON TUFTS COLE & BLACK, LLP
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                                        JACKSON TUFTS COLE & BLACK, LLP



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